Exhibit 31.2

                 CERTIFICATION PURSUANT TO RULE 13a-14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

I, C. Michael Stoehr, Senior Vice President and Chief Financial Officer of
Audiovox Corporation, certify that:

1.       I have reviewed amendment No.1 to the annual report on Form 10-K/A of
         Audiovox Corporation (the "Company");

2.       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.       Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

February 14, 2006

                                  /s/ C. Michael Stoehr
                                  ----------------------
                                  C. Michael Stoehr
                                  Senor Vice President and Chief Financial
                                  Officer